UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Forms of Award Agreements under Long Term Incentive Plan

On February 22, 2012, the Compensation Committee of the Board of Directors of CenterPoint Energy, Inc. (the “Company”) approved new forms of award agreements under the Company’s long term incentive plan for performance share awards, restricted stock unit awards with performance goals and restricted stock unit awards with service-based vesting. The newly approved forms of agreements for performance share awards and restricted stock unit awards with performance goals provide that a “retirement eligible” participant (age 55 or greater with at least five years of service) will not receive a payment if he or she retires within the first six months of the calendar year in which the award was made. The newly approved form of agreement for restricted stock unit awards with service-based vesting provides that such awards would be subject to earlier full vesting upon a change in control of the Company or pro-rata vesting upon the recipient’s earlier separation from service due to death, disability or retirement, provided that the recipient will not receive a payment if he or she retires within the first six months of the calendar year in which the award was made. The newly approved forms of award agreements also include changes to assist with electronic delivery of award agreements to recipients.

Forms of award agreements for performance awards, restricted stock unit awards with performance goals and restricted stock unit awards with service-based vesting are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Executive Officer Cash Bonus

On February 22, 2012, the Compensation Committee approved a cash bonus in the amount of $500,000 to Scott E. Rozzell, Executive Vice President, General Counsel and Corporate Secretary of the Company. The bonus was granted in recognition of Mr. Rozzell’s exceptional leadership and performance in connection with the regulatory proceedings and associated litigation related to CenterPoint Energy Houston Electric, LLC’s ultimate recovery of over $4 billion related to the restructuring of the electric industry in Texas. The bonus represents a discretionary payment in addition to the amount earned pursuant to achieved performance goals under the Company’s short term incentive plan, which amount will be disclosed in the Company’s definitive proxy statement for its 2012 annual meeting of shareholders in accordance with the rules of the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(d)	Exhibits.

10.1	Form of Qualified Performance Award Agreement for the January 1, 20XX — December 31, 20XX Performance Cycle under the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

10.2	Form of Restricted Stock Unit Award Agreement (With Performance Goal) under the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

10.3	Form of Restricted Stock Unit Award Agreement (With Service-Based Vesting) under the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: February 28, 2012	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Form of Qualified Performance Award Agreement for the January 1, 20XX — December 31, 20XX Performance Cycle under the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

10.2	Form of Restricted Stock Unit Award Agreement (With Performance Goal) under the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

10.3	Form of Restricted Stock Unit Award Agreement (With Service-Based Vesting) under the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.